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                                                                      Exhibit 23




               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-45152) pertaining to the Horace Mann Supplemental Retirement and Savings Plan and in the related Prospectus of our report dated May 10, 2002 with respect to the financial statements and supplemental schedule of the Horace Mann Supplemental Retirement and Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2001.

Chicago, Illinois
June 28, 2002

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